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                      CINCINNATI FINANCIAL CORPORATION 10-Q


                                                                      Exhibit 11


                        CINCINNATI FINANCIAL CORPORATION
                 STATEMENT RE-COMPUTATION OF PER SHARE EARNINGS

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(In millions except per share and shares outstanding data)


                                                                 Nine months ended                     Three months ended
                                                                   September 30,                         September 30,
                                                        --------------------------------        --------------------------------
                                                            2002                2001                2002                2001
                                                            ----                ----                ----                ----
BASIC EARNINGS PER SHARE:
  Net income                                            $        182        $        157        $         72        $         36
                                                        ============        ============        ============        ============

  Average shares outstanding                             161,971,032         161,022,373         161,965,384         159,277,116
                                                        ------------        ------------        ------------        ------------
  Net income per common share                           $       1.12        $       0.98        $       0.44        $       0.23
                                                        ============        ============        ============        ============

DILUTED EARNINGS PER SHARE:
  Net income                                            $        182        $        157        $         72        $         36
  Interest on convertible senior debenture, net
     of tax                                                        0                   1                   0                   0
                                                        ------------        ------------        ------------        ------------
  Net income for per share calculation (diluted)        $        182        $        158        $         72        $         36
                                                        ============        ============        ============        ============

  Average shares outstanding                             163,491,420         163,296,968         163,222,154         161,846,406
  Effect of dilutive securities:
     5.5% convertible senior debentures                            0             864,309                   0             864,309
     Stock options                                         1,520,388           1,410,286           1,256,770           1,704,981
                                                        ------------        ------------        ------------        ------------
  Average shares outstanding (diluted)                   165,011,808         165,571,563         164,478,924         164,415,696
                                                        ============        ============        ============        ============
  Net income per common share (diluted)                 $       1.11        $       0.97        $       0.44        $       0.22
                                                        ============        ============        ============        ============
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ANTI-DILUTIVE SECURITIES

Options to purchase 631 thousand shares of the company's common stock with exercise prices ranging from $41.47 to $45.37 per share were outstanding at September 30, 2002, and 959 thousand shares with exercise prices ranging from $40.16 to $45.37 per share were outstanding at September 30, 2001. The shares were not included in the computation of diluted earnings per share for either the nine-month or three-month periods ended September 30, 2002 and 2001, since inclusion of these options would have anti-dilutive effects, as the options exercise prices exceeded the respective average market prices of the company's shares.